EXHIBIT A(11)

OLDEN LANE SECURITIES LLC

&

OLDEN LANE TRUST

FORM OF CODE OF ETHICS

I.   STATEMENT OF GENERAL PRINCIPLES

Olden Lane Securities LLC and Olden Lane Trust (collectively, “Olden Lane") shall avoid any conflict of interest between the interests of its client(s) and the interests of Olden Lane, its officers, directors and employees. This Code of Ethics (the "Code") is based on the principle that, under regulations, Olden Lane owes a fiduciary duty to its clients.  All Olden Lane employees should adhere to the highest ethical, business and legal standards in performing their duties and responsibilities and when representing the firm both in and out of the office.

Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and its accompanying Rule 17j-1 address potential conflicts arising from the personal investment activities of advisory and investment company personnel. This Code is intended to address these regulations. In accordance with these regulations and the fiduciary duty it owes its clients, all Olden Lane employees must: (1) place the interests of their clients first; (2) execute personal securities transactions in compliance with the Code;  (3) avoid any actual or potential conflict of interest or any abuse of their positions of trust and responsibility; and (4) not take inappropriate advantage of their positions. Persons covered by this Code must adhere to its general principles as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual's fiduciary duties. In addition, a violation of the general principles of the Code may constitute a punishable violation.

This Code is drafted broadly and represents the firm's effort to exceed the requirements of law and industry practice in a manner consistent with the firm's high standard of business conduct.  In certain instances, portions of this Code may also be addressed in Olden Lane’s written Supervisory Procedures.  Every business situation and problem that presents an ethical or legal dilemma cannot be anticipated in the drafting of this Code.  Therefore, employees are encouraged to consult a legal or compliance professional at Olden Lane when a situation arises which the employee questions.

 II.    DEFINITIONS

For Purposes of this Code of Ethics:

A. “Company” shall mean Olden Lane Securities LLC.

B. “Trust” shall mean any unit investment trust sponsored by the Company, including but not limited to those under the Olden Lane Trust brand mark.

C. “Unitholder” shall mean the holder of any unit of any Trust.

D. “Access Person” shall mean any partner, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities or other property for a Trust’s portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities or other property for a Trust and includes, but is not limited to, all personnel in the Company’s research, new products, securities trading, unit investment trust trading, wholesaling, evaluation, marketing, trust administration, compliance, legal, corporate publishing and investment advisory departments and any and all supervisors thereof.

E. “Investment Person” shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities or other property for a Trust’s portfolio and includes, but is not limited to, all personnel in the Company’s research, new products, securities trading, trust administration and investment advisory departments and any and all supervisors thereof; provided, however, that any person shall be deemed to be an Investment Person for purposes of this Code of Ethics only with respect to the type of security for which such person makes, participates in or executes purchase or sale decisions and provided further that any person who is an Investment Person with respect to any type of security under this Code of Ethics shall be an Access person for purposes of all provisions of this Code of Ethics.

F. “Beneficial Ownership” shall be interpreted in the same manner as it is under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.

G. “Covered Security” refers not only to the instruments set forth in Section 2(a)(36) of the Investment Company Act but to any instrument into which such instrument may be converted or exchanged, any warrant of any issuer that has issued the instrument and any option written relating to such instrument, provided, however, that it does not include: (a) any direct obligation of the United States Government, (b) banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares issued by any open-end investment companies registered under the Investment Company Act.

III.    PROHIBITED PRACTICES

In furtherance of the policies set forth in Section I above, the following practices shall be prohibited:

A. No Investment Person shall purchase any security during the initial public offering of such security.

B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Department of Olden Lane. In considering whether to approve any such transaction, the Compliance Department shall take into account, among other factors, whether the investment opportunity should be reserved for any existing or proposed Trust and its Unitholders and whether the opportunity is being offered to an individual by virtue of his position at the firm. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Department before he/she takes part in a subsequent consideration of any Trust’s investment in that issuer, and the decision to include securities of such issuer in a Trust shall be subject to independent review by Chief Compliance Officer (or equivalent outside counsel) of Olden Lane.

C. No Access Person shall purchase or sell any security prior to the initial public offering period of a Trust which it is proposed may contain that security in its portfolio. No Access Person shall purchase or sell any security on a day during which there is “buy” or a “sell” order from a Trust for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within two days before or after that security is bought or sold by a Trust. Any profits realized on transactions prohibited by this Section shall be disgorged.

D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days. Any profits realized on transactions prohibited by this Section shall be disgorged.

E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Department upon a determination that board service would be consistent with the interests of Trusts and their Unitholders and the establishment of appropriate “Chinese wall” procedures by the Compliance Department.

F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any Beneficial Ownership interest.

IV.    COMPLIANCE PROCEDURES

In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

A. The securities trading personnel of the Company shall make available to the Compliance Department a daily summary of buy and sell orders entered by, on behalf of, or with respect to Trusts, and the Company’s unit investment trust accumulation account or accounts. The Research Department shall notify the Compliance Department, in writing, of the composition of the proposed portfolio of any proposed Trust on the day that portfolio is determined. The Trust Administration Department shall make available to the Compliance Department with a daily written summary of the Trusts, if any, for which a public offering has either commenced or been terminated.

B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall archive all duplicate copies of personal securities transactions and account statements upon receipt.

C. Each Access Person shall disclose all personal securities holdings to the Compliance Department both upon commencement of employment with the Company and within 15 days of the end of each calendar year by submitting such holdings in the form attached as Exhibit A hereto.

D. Within 15 days following the end of each calendar year, each Access Person shall certify to the Company that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting an acknowledgement in the form attached hereto as Exhibit B hereto.

E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Department all personal securities transactions effected during such quarter by submitting an accounting of those trades in the form attached hereto as Exhibit C hereto.

F. For the avoidance of doubt, any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any Beneficial Ownership interest.

G. For the avoidance of doubt, any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company may be satisfied by the relevant Access Person or Investment Person giving effect to the process described in paragraph B of this Section IV.

V.    PRE-CLEARANCE

A. Except as set forth below, all Investment Persons and Access Persons must pre-clear purchases or sales of any Covered Securities with the appropriate person in the Compliance Department by submitting a Trade Authorization Form as set forth in Exhibit D hereto.

B. Exceptions from the Pre-Clearance Requirement

Persons otherwise subject to pre-clearance are not required to pre-clear the acquisition of the following Covered Securities:

(1) Covered Securities acquired through automatic reinvestment plans.

(2) Covered Securities acquired through employee purchase plans.

(3) Covered Securities acquired through the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(4) A purchase or sale of Covered Securities which is non-volitional on the part of the Access Person or Investment Person (for example, a purchase or sale effected by an investment manager for a pension or retirement plan, other than an individual retirement account, in which the relevant Access Person or Investment Person is a beneficiary).

C. Pre-cleared securities transactions must be effected on a timely basis. All approved Covered Securities transactions must take place between the hours of 9:30 a.m. and 4:00 p.m. (New York time). Trading after hours is prohibited. If the transaction is not completed between 9:30 a.m. and 4:00 p.m. on the date of pre-clearance, a new pre-clearance must be obtained. Purchases through an issuer direct purchase plan must be pre-cleared on the date the purchaser writes the check to the issuer’s agent. Authorization for purchases to be made through an issuer direct purchase plan will be effective until the issuer’s agent purchases the Covered Securities.

D. Access Persons and Investment Persons shall pre-clear their transactions by submitting a Trade Authorization Form (a copy of which is attached as Exhibit D) to the appropriate persons in the Compliance Department. The Compliance Department shall pre-clear the purchase or sale of a Covered Security if the transaction does not violate this Code of Ethics.

(1) The Compliance Department shall verify that the transaction is in compliance with this Code of Ethics.

(2) The Compliance Department shall sign the Trade Authorization Form.

(3) The Compliance Department shall communicate authorization of the trade to the Access Person or Investment Person.

(4) The time at which the trade authorization is communicated to the Access Person or Investment Person shall be documented on the Trade Authorization Form by the Compliance Department.

(5) The Compliance Department shall maintain the originally executed Trade Authorization Form and forward a copy of the executed Trade Authorization Form to the relevant Access Person or Investment Person.

(6) The Compliance Department shall be responsible for the review of duplicate confirmations and statements (as described in paragraph B of Section IV) to verify that all personal transactions in Covered Securities have been properly pre-cleared.

VI. EXEMPTIONS

The following transactions shall be exempted from the provisions of Section III and, in the case of paragraph A, C, and D, Section IV of this Code of Ethics:

A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

C. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

D. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of Olden Lane Securities LLC.

VII. SANCTIONS

Upon the discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose sanctions as it deems appropriate. Such sanctions may include, inter alia, a letter of censure or suspension or termination of the employment of the violator.

As of [●]

EXHIBIT A

OLDEN LANE SECURITIES LLC
ACCESS/INVESTMENT PERSON
SECURITIES HOLDINGS REPORT

Name of Access/Investment Person:

Date:

[ ]	I hereby certify that as of ______________, I had a beneficial ownership interest in no securities other than those set forth below.

# of Shares/ Type of Security	Issuer	Principal Amount	Market Value

OR

[ ]	I hereby certify that as of ______________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

OR

[ ]	I hereby certify that as of ______________, I had a beneficial interest in no securities.

Signature

EXHIBIT B

OLDEN LANE SECURITIES LLC
ACCESS/INVESTMENT PERSON
CODE OF ETHICS CERTIFICATION

I,                                              , hereby certify that I have read, and
understand the OLDEN LANE SECURITIES LLC Code of Ethics. Furthermore,  I certify that I have complied with its provisions during the preceding  year.

Signature	Date

EXHIBIT C

OLDEN LANE SECURITIES LLC
ACCESS/INVESTMENT PERSON
QUARTERLY TRANSACTION REPORT

Name of Access/Investment Person:

Date:

[ ]	I hereby certify that during the calendar quarter ended ______________, I had a beneficial ownership interest in the following securities transactions:

Type of Transaction	# of Shares/ Type of Security	Issuer	Principal Amount	$ Amount

OR

[ ]
I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other than those set forth on the attached brokerage account confirmations.

OR

[ ]	I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions.

Signature

EXHIBIT D

OLDEN LANE SECURITIES LLC
TRADE AUTHORIZATION FORM

Name of Access/Investment Person:

Date:

I hereby request pre-clearance for the following securities transactions:

Type of Transaction	# of Shares/ Type of Security	Issuer	Principal Amount	$ Amount	Broker/Dealer/Bank

Signature

Signature